UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2010

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, MN	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Financial Measure Update

At February 28, 2010, cash and cash equivalents held at Ameriprise Financial, Inc., the parent holding company, were $1.4 billion.

Risk Factor Update

Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 sets forth information relating to the material risks and uncertainties that affect our business and common stock. In addition to those risk factors, we believe the following risk factor is also relevant to an understanding of our business, financial condition and results of operations.

Changes in accounting standards could have a material impact on our financial statements.

From time to time, the Financial Accounting Standards Board (“FASB”), the Securities and Exchange Commission, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retroactively, resulting in our restating prior period financial statements. These changes are difficult to predict and can materially impact how we record and report our financial condition and results of operations and other financial data, even in instances where they may not have an economic impact on our business.

For example, FASB updated the accounting standard related to the consolidation of variable interest entities that requires certain variable interest entities to be consolidated, effective January 1, 2010. We are in the process of evaluating whether any of the collateralized debt obligations we manage will be required to be so consolidated and the impact such consolidation would have on our balance sheet and results of operations. See “Future Adoption of New Accounting Standards — Consolidation of Variable Interest Entities” in Note 3 to the Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, which portion is incorporated herein by reference. Further revisions to this standard may have an additional impact on us, which cannot be predicted at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

Date: March 8, 2010	By	/s/ David K. Stewart
David K. Stewart
Senior Vice President and Controller